CENTRAL AND SOUTH WEST CORPORATION
                                 CAPITALIZATION
                             As of December 31, 1997
                                   (UNAUDITED)

                                                        (millions)

Common stock                                               $3,556
Preferred stock                                               202
                                                       -----------
  Total equity                                              3,758      39.83%
                                                       -----------

Subsidiary obligated, mandatorily redeemable,
       trust preferred securities                             335       3.55%
                                                       -----------

Long-term debt                                              3,898
Long-term debt and preferred stock due within
  twelve months                                                32
Short-term debt                                               721
Short-term debt - CSW Credit, Inc.                            636
Loan Notes                                                     56
                                                       -----------
    Total debt                                              5,343      56.62%
                                                       -----------

            Total capitalization                           $9,436
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